Exhibit 99.1 PRESS RELEASE

STERLING DIRECTOR RETIRES FROM COMPANY

VANCOUVER, BRITISH COLUMBIA, July 21, 2014

Sterling Group Ventures, Inc. (the "Company") (OTCQB: SGGV) (FRANKFURT: GD7) advises that Raoul Tsakok has resigned from his directorship of the Company.

Christopher Tsakok has been appointed to the Board of Directors, Chairman and CEO. He has been in the investment business for the past 10 years and is currently President and CEO of Richco Investors, Inc., a company whose principal business is to provide financial, management and other administrative services to early development stage business. He holds a Bachelor of Commerce (B.Comm.), an MBA degree, and is a Chartered Financial Analyst (CFA).

The Board would like to thank Raoul for his contribution to the Company.

About Sterling Group Ventures Inc.

Sterling Group Ventures, Inc. is a natural resource company engaged in acquisition, exploration and development of mineral properties. At present, the Company acquired the Gaoping phosphate property in Hunan province, China and is developing the Gaoping phosphate property for the exploration and production of phosphate fertilizer. It continues to seek out other projects to add value to the Company. Additional information on the Company and its projects is available on the Company's website at www.sterlinggroupventures.com.

STERLING GROUP VENTURES, INC.

/s/Robert Smiley, Director

For further information, please contact:
Richard Shao, PhD, President or Robert Smiley, JD, Director
Phone: (604) 689-4407 Fax: (604) 408-8515
Email: info@sterlinggroupventures.com

Any forward-looking statement in this press release is made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, economic and political factors, product prices and changes in international and local markets, as well as the inherent risks of the mining related business. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Cautionary Note to U. S. Investors Concerning Estimates of Measure, Indicated, and Inferred Resources and Reserves. Statements regarding resources and reserves have been based on audits conducted under Chinese methods of calculation which the SEC guidelines strictly prohibit in its filings.